EXHIBIT 23




                          Independent Auditors' Consent



The Board of Directors
Century Telephone Enterprises, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-27165 and No. 333-42013) on Form S-3, the Registration Statements (No. 33-5836, No. 33-17113, No. 33-46562, No. 33-48554 and No. 33-60061) on Form S-8,
the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-48956 and No. 333-17015) on Form S-4 of Century Telephone Enterprises, Inc. of our report dated January 28, 1998,except as to the third paragraph of Note 20 which is as of February 25, 1998, relating to the consolidated balance sheets of Century Telephone Enterprises, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Century Telephone Enterprises, Inc.


/s/  KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Shreveport, Louisiana
March 16, 1998